IN BRIEF

Net asset value per share	US$	27.19
Market price	US$	33.58
Premium/(discount)		23.50%
Fund size	US$	274.1m

At November 30, 2004		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	3.5	8.5
One year	5.2	16.4

Past performance is not a guide to future returns.
Source: State Street Corporation. *Source for index data: MSCI.

MANAGER’S COMMENTARY

Chinese stockmarkets improved in November as the CPI fell sharply on declining food prices (from 5.2% in September to 4.3% in October). This undermined some of the more aggressive interest rate forecasts touted by doom-mongers in the wake of the October rate hike. The government will have also been happy to see both money growth and industrial production decelerate slightly. The debate about renminbi revaluation was re-kindled as the US dollar slid and garnered some local support; a revaluation could now be sold domestically as an aid to reducing imported inflation, and an alternative to further rate hikes. Also, as China embarks on a spending spree on overseas hard assets (mostly resources), and outbound tourism booms, a slightly stronger currency has some clear benefits.

Looking forward to 2005, it promises to be a year for consumer stocks. Retail sales have been accelerating (up by 14.2% year-on-year in October), just as the exaggerated fixed asset investment numbers have been falling. The problem this year is that many consumer companies achieved good top-line growth, but little profit growth, due to rising raw material and transport costs. Such margin pressures seem likely to ease in 2005, helped by currency appreciation, improvement in bottlenecks and the decline in a number of commodity prices including grains and cement. Product prices may also gradually be raised, depending on the progress in consolidation in the specific industry. In TV production, for example, the process is well advanced (we have a holding in TCL). Meanwhile, in the auto industry it has barely started, explaining the absence of auto stocks from the portfolio.

INVESTMENT STRATEGY

The fund is 94.6% invested with holdings in 60 companies, of which four are unlisted. During the month, we gradually raised cash to fund the substantial dividend to be paid in January. This entailed selling our remaining holding in the portal Sohu and taking some profits on on-line game operator Shenda and Taiwanese IC foundry Vanguard.

Reflecting our growing interest in consumer stocks, we accumulated a stake in sanitary napkin and tissue maker Hengan, as well as adding to holdings in sportswear chain Li Ning and Far Eastern Department Store. Your managers are normally leery of buying airline stocks. But with the triple benefits of currency appreciation, some relief on fuel prices and a possible improvement in cross-straits ties after the December 11 elections in Taiwan, we built up our courage and invested in EVA Airways.

With our more positive stance on the neglected telecom sector, we followed participation in the Netcom IPO, with an increased stake in mobile telecom coverage experts Comba. We also plan to subscribe to the IPO of ZTE, one of China’s two largest telecom equipment makers, which we have followed in the A-share market for some years.

MESSAGE TO INVESTORS

As we approach the end of our financial year it seems likely that the company will pay a dividend in January, which is a result of profits taken early in the year. Dividends can be taken in cash or stock. Dividend shares will be issued at the greater of net asset value or a 5% discount to the market price. The Fund is currently trading at a 23.50% premium to net asset value.

Chris Ruffle, Martin Currie Inc

DIRECT INVESTMENT MANAGER’S COMMENTARY

The administrative measures implemented by the Central Government to control lending growth are becoming effective. This trend will be strengthened by the recent rise in the interest rate. The retail sector shows strong sales growth and inflation is showing some signs of moderating. This suggests that so far the Central government is having some successes in curbing excess consumption in overheated sectors without tipping the economy into a hard landing. Rising speculation, again, about a revaluation of the RMB and/or a widened trading band will make maintaining this balance harder and is attracting some speculative inflows into the deal market.

In light of the current tightening, we are focusing our new deal activity on companies that are relatively unaffected by the direct measures to slow the economy or where we can invest on valuations which discount the less optimistic expectations for the short-term performance of the Chinese economy.

KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap	US$337.2m
Shares outstanding	10,081,913
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.

ASSET ALLOCATION

Source: State Street Corporation

SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	23.3%	13.6%
Consumer discretionary	16.6%	6.7%
Information technology	10.5%	16.9%
Materials	9.2%	6.9%
Utilities	9.1%	8.8%
Consumer staples	8.2%	0.5%
Financials	7.7%	32.4%
Healthcare	4.1%	0.1%
Telecommunications	4.0%	7.8%
Energy	1.9%	6.3%
Other assets & liabilities	5.4%	—
Total	100.0%	100.0%

Source: State Street Corporation.

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	3.5	15.2
Year to date	3.8	-17.6
3 years (annualized)	27.6	44.8

Past performance is not a guide to future returns.
Source: State Street Corporation

DIRECT INVESTMENTS (4.8%)

Tomoike Industrial (HK) Ltd	Industrials	2.3%
Captive Finance	Financials	1.1%
Global E Business	Information technology	1.1%
teco Optronics	Information technology	0.3%

15 LARGEST LISTED INVESTMENTS (44.4%)

Chaoda Modern Agriculture	Consumer staples	5.7%
BYD	Industrials	3.4%
TCL International	Consumer discretionary	3.3%
Anhui Expressway	Utilities	3.2%
Xinao Gas	Utilities	3.0%
Comba Telecom Systems	Telecommunications	3.0%
Shenzhen Expressway	Utilities	2.9%
Synnex Technologies	Consumer discretionary	2.8%
China International Marine	Industrials	2.8%
Cathay Financial	Financials	2.7%
Merry Electronics	Consumer discretionary	2.5%
Golden Meditech	Healthcare	2.5%
Shanda Interactive	Consumer discretionary	2.3%
Taiwan Green Point	Information technology	2.2%
TPV Technology	Industrials	2.1%

Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	3.5	8.5	3.8	5.2	27.6	16.0	8.1
MSCI Golden Dragon	8.5	10.3	10.8	16.4	13.3	-2.0	n/a
Hang Seng Chinese Enterprise	10.4	16.1	-1.2	29.4	40.7	18.2	n/a

Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2002 Bloomberg LP for the Hang Seng Chinese Enterprise.

THE PORTFOLIO — IN FULL	AT NOVEMBER 30, 2004

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					54.2%
Chaoda Modern Agriculture	682 HK	HK$2.8	43,089,900	15,653,439	5.7%
BYD	1211 HK	HK$22.1	3,225,000	9,165,113	3.4%
TCL International	1070 HK	HK$2.2	32,318,000	9,038,983	3.3%
Anhui Expressway	995 HK	HK$3.9	17,778,000	8,858,709	3.2%
Xinao Gas	2688 HK	HK$4.6	13,976,000	8,222,234	3.0%
Comba Telecom Systems	2342 HK	HK$3.5	18,018,000	8,051,508	3.0%
Shenzhen Expressway	548 HK	HK$2.9	21,494,000	7,946,409	2.9%
Golden Meditech	8180 HK	HK$1.9	27,900,000	6,744,937	2.5%
TPV Technology	903 HK	HK$4.6	9,968,000	5,864,283	2.1%
Fujian Zijin Mining	2899 HK	HK$3.7	12,400,000	5,859,963	2.1%
Weichai Power	2338 HK	HK$17.7	2,536,000	5,772,160	2.1%
Li Ning	2331 HK	HK$3.4	11,400,000	5,020,896	1.8%
Fountain Set	420 HK	HK$5.7	6,714,000	4,878,043	1.8%
Yanzhou Coal Mining	1171 HK	HK$11.9	3,146,000	4,793,943	1.8%
Solomon Systech	2878 HK	HK$1.7	20,698,000	4,631,199	1.7%
Sinotrans	598 HK	HK$2.7	12,835,000	4,415,049	1.6%
China Shipping Container Lines	2866 HK	HK$3.4	9,221,000	4,001,913	1.5%
China Fire Safety	8201 HK	HK$0.6	50,380,000	3,498,386	1.3%
China Netcom	906 HK	HK$9.4	2,334,000	2,806,262	1.0%
Weiqiao Textile	2698 HK	HK$11.8	1,854,500	2,802,080	1.0%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,318,395	0.8%
Beiren Printing Machinery	187 HK	HK$2.5	7,000,000	2,205,362	0.8%
Ocean Grand Chemicals	2882 HK	HK$1.0	17,379,000	2,190,114	0.8%
China Rare Earth	769 HK	HK$1.1	15,254,000	2,118,475	0.8%
Asia Aluminium	930 HK	HK$0.9	18,000,000	2,083,199	0.8%
Sino Golf	361 HK	HK$1.2	11,835,000	1,871,928	0.7%
Asia Zirconium	395 HK	HK$1.0	13,196,000	1,713,876	0.6%
Singamas Container	716 HK	HK$4.4	3,000,000	1,678,133	0.6%
Nanjing Dahe Outdoor Media	8243 HK	HK$0.3	37,500,000	1,470,777	0.5%
Hengan International	1044 HK	HK$4.8	2,000,000	1,234,489	0.5%
China Shineway Pharmaceutical	2877 HK	HK$4.0	1,594,000	894,699	0.3%
China Power International	2380 HK	HK$3.1	1,029,000	410,197	0.1%
Arcontech	8097 HK	HK$0.2	18,386,000	409,024	0.1%
Taiwan					30.3%
Synnex Technologies	2347 TT	NT$47.5	5,165,604	7,614,156	2.8%
Cathay Financial	2882 TT	NT$62.0	3,862,000	7,430,380	2.7%
Merry Electronics	2439 TT	NT$73.0	3,012,016	6,823,186	2.5%
Taiwan Green Point	3007 TT	NT$90.5	2,155,749	6,054,159	2.2%
Fubon Financial	2881 TT	NT$32.3	5,453,952	5,466,645	2.0%
Polaris Securities	2854 TT	NT$17.6	9,407,587	5,138,046	1.9%
China Metal Products	1532 TT	NT$36.9	4,378,714	5,013,950	1.8%
EVA Airways	2618 TT	NT$14.2	11,300,000	4,979,364	1.8%
Cheng Shin Rubber	2105 TT	NT$40.0	3,805,974	4,724,250	1.7%
Radiant Opto-Electronics	6176 TT	NT$65.5	1,890,000	3,841,583	1.4%
ET Internet Technology	2614 TT	NT$17.2	7,136,000	3,808,819	1.4%
Tripod Technology	3044 TT	NT$43.6	2,778,413	3,759,156	1.4%
Asia Optical	3019 TT	NT$167.0	686,937	3,559,922	1.3%
Chicony Electronics	2385 TT	NT$29.5	3,001,152	2,747,370	1.0%
Taiwan FamilyMart	5903 TT	NT$54.5	1,567,231	2,626,237	0.9%
Data Systems Consulting	2447 TT	NT$19.8	4,237,987	2,603,945	0.9%
Wintek	2384 TT	NT$29.7	2,421,104	2,231,398	0.8%
Far Eastern Department Stores	2903 TT	NT$18.1	3,000,000	1,685,027	0.6%
Soft-World International	5478 TT	NT$55.5	933,457	1,607,661	0.6%
Yieh United Steel	9957 TT	NT$13.5	3,500,000	1,466,253	0.6%
B shares					2.8%
China International Marine	200039 CH	HK$15.0	3,908,395	7,538,857	2.8%
New York					2.5%
Shanda Interactive	SNDA US	US$40.2	154,700	6,211,205	2.3%
Chindex International	CHDX US	US$9.1	69,987	634,082	0.2%
Direct					4.8%
Tomoike Industrial			825,000	6,350,203	2.3%
Captive Finance			2,000,000	3,045,000	1.1%
Global E Business			40,000	3,043,198	1.1%
teco Optronics			1,861,710	581,964	0.3%
Other assets & liabilities					5.4%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser. MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

China Fund Inc (the fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed-ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the fund. Asian Direct Capital Management is the direct investment manager to the fund.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

Please remember that past performance is not a guide to future returns. Markets and currency movements can cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.